Exhibit 5.3

[HILL WARD HENDERSON Letterhead]

September 11, 2014

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

Hilton-OCCC Hotel, LLC

Hilton-OCCC Mezz Lender, LLC

7930 Jones Branch Drive

Suite 1100

McLean, Virginia 22102

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Florida counsel to Florida Conrad International Corp., a Florida corporation (“Florida Conrad”), Hilton-OCCC Hotel, LLC, a Florida limited liability company (“OCCC Hotel”), and Hilton-OCCC Mezz Lender, LLC, a Florida limited liability company (“OCCC Mezz Lender”)(each individually, a “Florida Guarantor” and collectively, the “Florida Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed concurrently herewith by Hilton Worldwide Finance LLC, a Delaware limited liability company, Hilton Worldwide Finance Corp., a Delaware corporation (collectively, the “Issuers”), the Florida Guarantors, Hilton Worldwide Holdings Inc. (“Holdings”) and the other guarantors named therein (collectively with the Florida Guarantors, the “Subsidiary Guarantors,” and collectively with the Florida Guarantors and Holdings, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance of the Issuers’ 5.625% Senior Notes due 2021 in the aggregate principal amount of $1,500,000,000 (the “Exchange Notes”) and related guarantee by the Guarantors (the “Exchange Guarantee” and collectively with the Exchange Notes, the “Exchange Securities”) pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Issuers’ issued and outstanding unregistered 5.625% Senior Notes due 2021 and related guarantee by the Guarantors. The Exchange Notes and Exchange Guarantee will be issued under an indenture, dated as of October 4, 2013, among the Issuers, Holdings and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of October 25, 2013 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of September 8, 2014 (the “Second Supplemental Indenture”), among the Subsidiary Guarantors and the Trustee (the indenture as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).

We are delivering this opinion letter to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

This opinion letter is limited to the matters expressly stated herein. No opinions are to be inferred or implied beyond the opinions expressly so stated.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

Hilton-OCCC Hotel, LLC

Hilton-OCCC Mezz Lender, LLC

September 11, 2014

In connection with rendering the opinions set forth in this opinion letter, we have reviewed originals or copies of the following documents (collectively, the “Transaction Documents”):

(i) the Indenture (including the form of Exchange Note set forth therein);

(ii) the Registration Statement;

(iii) the Purchase Agreement, dated as of September 20, 2013, among the Issuers, Holdings and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers (the “Representative”), as supplemented by the related Joinder Agreement, dated as of October 25, 2013, among the Subsidiary Guarantors and the Representative; and

(iv) the Registration Rights Agreement, dated as of October 4, 2013, among the Issuers, Holdings and the Representative, as supplemented by the related Joinder Agreement, dated as of October 25, 2013, among the Subsidiary Guarantors and the Representative.

Further, in connection with rendering the opinions set forth in this opinion letter, we have reviewed originals or copies of the following documents:

(i) copies of the Articles of Incorporation of Florida Conrad, Articles of Organization of OCCC Hotel, and Articles of Organization, as amended, of OCCC Mezz Lender, each as certified by the Secretary of State of the State of Florida (the “Florida Secretary”) on August 15, 2014;

(ii) copies of the Bylaws of Florida Conrad, the Limited Liability Company Operating Agreement of OCCC Hotel, dated as of June 5, 2000, and the Amended and Restated Limited Liability Company Agreement of OCCC Mezz Lender, dated as of October 25, 2013, each as delivered to us by the Florida Guarantors (together, the documents in (i) and (ii), the “Organizational Documents”);

(iii) copies of resolutions, each dated as of October 25, 2013, adopted by (A) the Board of Directors of Florida Conrad, (B) the sole member of OCCC Hotel and (C) the sole and managing member of OCCC Mezz Lender, each as delivered to us by the Florida Guarantors;

(iv) Certificates of Status for each of the Florida Guarantors, dated September 10, 2014, issued by the Florida Secretary (“Certificates of Status”); and

(v) certificate to counsel from the Florida Guarantors, dated the date hereof (the “Certificate to Counsel”).

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

Hilton-OCCC Hotel, LLC

Hilton-OCCC Mezz Lender, LLC

September 11, 2014

We have also reviewed such other documents, instruments and certificates as we have deemed relevant or necessary to form the basis for the opinions set forth in this opinion letter.

As to the matters of fact underlying the opinions herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Transaction Documents and the Certificate to Counsel. However, no opinion is rendered hereunder as to the accuracy of the representations and warranties contained in the Transaction Documents or the Certificate to Counsel. We note that we have been retained to act solely as local Florida counsel to the Florida Guarantors in connection with this opinion letter. We are not regular counsel to the Florida Guarantors or to any other party to the Exchange Offer and are not generally informed as to their respective business affairs. We have, with your consent, assumed that certificates of public officials dated earlier than the date hereof remain accurate from such earlier dates through and including the date hereof.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the legal existence of each party to the Transaction Documents other than the Florida Guarantors; (c) the power of each party to the Exchange Offer other than the Florida Guarantors (each, an “Other Party”), to execute, deliver and perform, and the validity, binding effect and enforceability as to each Other Party (and with respect to the Florida Guarantors, only to the extent expressly provided in this opinion letter) of, the Transaction Documents executed and delivered or to be executed or delivered by such party and of each other act done or to be done by such party; (d) the authorization, execution and delivery by each Other Party of each Transaction Document executed and delivered or to be executed or delivered by such party; (e) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy; (f) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful or unreliable contained in any document encompassed within the diligence review undertaken by us; (g) the compliance of the Exchange Offer and of the conduct of the parties to the Exchange Offer with any requirement of good faith, fair dealing and conscionability; (h) the Florida Guarantors, as wholly-owned subsidiaries of Hilton Worldwide Finance LLC, will derive substantial direct and indirect benefit from the Exchange Offer and the other transactions contemplated by the Transaction Documents; and (i) the due qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

For purposes of this opinion letter, “Applicable Laws” means the Florida laws, rules and regulations that a Florida counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Florida Guarantors or the Transaction Documents, but excluding state “Blue Sky,” fraudulent conveyance, fraudulent transfer and other insolvency laws and any other areas of law that are expressly excluded from the scope of the opinions in this opinion letter.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

Hilton-OCCC Hotel, LLC

Hilton-OCCC Mezz Lender, LLC

September 11, 2014

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications contained herein, we are of the opinion that:

1. Each Florida Guarantor is a corporation or limited liability company, as the case may be, organized under Florida law, and its corporate status or limited liability company status, as the case may be, is active.

2. Each Florida Guarantor has the corporate power or limited liability company power, as the case may be, to execute and deliver the Indenture, which includes the Exchange Guarantee, and to perform its respective obligations thereunder.

3. Each Florida Guarantor has authorized the execution and delivery of the First Supplemental Indenture, and performance of the Indenture, which includes the Exchange Guarantee, by all necessary corporate action or limited liability company action, as the case may be.

4. Each Florida Guarantor has duly executed and delivered the First Supplemental Indenture.

5. With respect to each Florida Guarantor, the execution and delivery of the First Supplemental Indenture, issuance of the Exchange Guarantee, and performance by such Florida Guarantor of its obligations under the Indenture, which includes the Exchange Guarantee, do not (a) violate such Florida Guarantor’s Organizational Documents, or (b) violate any Applicable Law.

The foregoing opinions are subject to the following exceptions, qualifications and limitations:

Our opinion in paragraph 1 is based solely upon our review of the Certificates of Status with respect to each Florida Guarantor.

We do not express any opinion as to the laws of any jurisdiction other than the State of Florida. Further, all federal laws, rules and regulations are expressly excluded from the scope of this opinion letter.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts or other developments, whether existing before or first arising after the date hereof, that might change the opinions expressed above.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

Hilton-OCCC Hotel, LLC

Hilton-OCCC Mezz Lender, LLC

September 11, 2014

Simpson Thacher & Bartlett LLP may rely upon this opinion letter in connection with its opinion addressed to the Issuers, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof; provided, however, that no other person or entity may rely on this provision.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Hill, Ward & Henderson, P.A.
HILL, WARD & HENDERSON, P.A.